Exhibit 10.18

Execution Version

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of July 22, 2020 by and among:

(1)         Li Auto Inc., an exempted company incorporated under the laws of the Cayman Islands (the “Company”); and

(2)         Inspired Elite Investments Limited, a company limited by shares incorporated in the British Virgin Islands (the “Purchaser”). The Purchaser on the one hand, and the Company on the other hand, are sometimes herein referred to each as a “Party,” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company has filed a registration statement on Form F-1 on July 10, 2020 (as may be amended from time to time, the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the initial public offering (the “Offering”) by the Company of American Depositary Shares (“ADS”) representing Class A ordinary shares of par value US$0.0001 per share, (“Ordinary Shares”) of the Company as specified in the Registration Statement; and

WHEREAS, the Purchaser wishes to invest in the Company by acquiring Ordinary Shares in the Company in a transaction exempt from registration pursuant to Regulation S (“Regulation S”) of the U.S. Securities Act of 1933, as amended (the “Securities Act”);

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1            Issuance, Sale and Purchase of Ordinary Shares. Upon the terms and subject to the conditions of this Agreement, the Purchaser hereby agrees to purchase, and the Company hereby agrees to issue, sell and deliver to the Purchaser, at the Closing (as defined below), such number of Ordinary Shares that is equal to the quotient of the Purchase Price (as defined below) divided by the Offer Price (as defined below) (the “Purchased Shares”) at a price per Ordinary Share equal to the Offer Price and for an aggregate purchase price of US$300,000,000 (the “Purchase Price”), free and clear of all liens or encumbrances (except for restrictions arising under the Securities Act or created by virtue of this Agreement or the Lock-up Agreement (as defined below)); provided, however, that (a) no fractional shares of Ordinary Shares will be issued as Purchased Shares, (b) any fractions shall be rounded down to the nearest whole number of Ordinary Shares, and (c) the Purchase Price will be reduced by the value of any such fractional share (as calculated on the basis of the Offer Price). The “Offer Price” means the price per ADS set forth on the cover of the Company’s final prospectus in connection with the Offering divided by the number of Ordinary Shares represented by one ADS. The purchase, issuance, sale and delivery of the Purchased Shares shall be made pursuant to and in reliance upon Regulation S.

Section 1.2            Closing.

(a)           Closing. Subject to Section 1.3, the closing (the “Closing”) of the sale and purchase of the Purchased Shares pursuant to Section 1.1 shall take place concurrently with the closing of the Offering at the same offices for the closing of the Offering or at such other place as the Company and the Purchaser may mutually agree with respect to the Purchased Shares. The date and time of the Closing are referred to herein as the “Closing Date.”

(b)           Payment and Delivery. At the Closing, the Purchaser shall pay and deliver the Purchase Price to the Company in U.S. dollars by wire transfer, or by such other method mutually agreeable to the Company and the Purchaser, of immediately available funds to such bank account designated in writing by the Company, and the Company shall deliver one or more duly executed share certificates in original form, registered in the name of the Purchaser, together with a certified true copy of the register of the members of the Company, evidencing the Purchased Shares being issued and sold to the Purchaser.

(c)           Restrictive Legend. The certificate representing Purchased Shares shall be endorsed with the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS OR (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; AND (B) WITHIN THE UNITED STATES OR TO ANY U.S. PERSON, AS EACH OF THOSE TERMS IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 40 DAYS FOLLOWING CLOSING OF THE PURCHASE. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

Section 1.3            Closing Conditions.

(a)           Conditions to the Purchaser’s Obligations to Effect the Closing. The obligation of the Purchaser to purchase and pay for the Purchased Shares as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may only be waived in writing by the Purchaser in its sole discretion:

(i)            All corporate and other actions required to be taken by the Company in connection with the issuance, sale and delivery of the Purchased Shares shall have been completed.

(ii)           The representations and warranties of the Company to the Purchaser contained in Section 2.1 of this Agreement shall have been true and correct in all material aspects on the date of this Agreement and true and correct in all material respects on and as of the Closing Date (except the representations and warranties contained in Section 2.1(i) shall be true and correct in all respects on and as of the Closing Date); and the Company shall have performed and complied in all material respects with all, and not be in breach or default in any material respects under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

(iii)          No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement with respect to the Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to the Purchaser that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement with respect to the Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to the Purchaser that are substantial in relation to the Company.

(iv)          The Offering shall have been, or shall concurrently with the Closing be, completed.

(v)           The ADSs shall have been listed on Nasdaq subject to official notice of issuance.

(vi)          The underwriting agreement relating to the Offering shall have been entered into and have become effective.

(b)           Conditions to Company’s Obligations to Effect the Closing. The obligation of the Company to issue and sell the Purchased Shares to the Purchaser as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(i)            The Lock-up Agreement shall have been executed and delivered by the Purchaser to the representatives of the underwriters for the Offering.

(ii)           All corporate and other actions required to be taken by the Purchaser in connection with the purchase of the Purchased Shares shall have been completed.

(iii)          The representations and warranties of the Purchaser contained in Section 2.2 of this Agreement shall have been true and correct on the date of this Agreement and in all material respects on and as of the Closing Date; and the Purchaser shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

(iv)          No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement with respect to the Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to the Purchaser that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement with respect to the Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to the Purchaser that are substantial in relation to the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1            Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a)           Due Formation. The Company is a company duly incorporated as an exempted company with limited liability, validly existing and in good standing under the laws of the Cayman Islands. The Company has all requisite power and authority to carry on its business as it is currently being conducted.

(b)           Authority. The Company has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and any agreements, certificates, documents and instruments to be executed and delivered by the Company pursuant to this Agreement, and the performance by the Company of its obligations hereunder, have been duly authorized by all requisite actions on its part.

(c)           Valid Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)           Capitalization.

(i)            The share capital of the Company (the “Company Capitalization”) as of the date hereof is as set forth in Schedule A of this Agreement. All issued and outstanding ordinary shares and preferred shares are validly issued, fully paid and non-

assessable. The Company Capitalization as of the Closing shall be as set forth in the Registration Statement.

(ii)           All outstanding shares of capital stock of the Company (including Ordinary Shares), and all outstanding shares of capital stock of each of the Company’s subsidiaries and consolidated affiliates (each a “Subsidiary” and collectively “Subsidiaries”) have been issued in compliance with (x) all applicable Securities Laws and other applicable laws and (y) all requirements set forth in applicable contracts, without violation of any preemptive rights, rights of first refusal or other similar rights. “Securities Laws” means the Securities Act, the Securities Exchange Act of 1934, as amended, the listing rules of, or any listing agreement with Nasdaq and any other applicable law regulating securities or takeover matters.

(iii)          The rights of the Ordinary Shares to be issued to the Purchaser as Purchased Shares are as stated in the Fourth Amended and Restated Memorandum and Articles of Association of the Company as set out in Exhibit 3.2 of the Registration Statement.

(e)           Due Issuance of the Purchased Shares. The Purchased Shares have been duly authorized and, when issued and delivered to and paid for by the Purchaser pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act or created by virtue of this Agreement or the Lock-up Agreement and upon delivery and entry into the register of members of the Company will transfer to the Purchaser good and valid title to the Purchased Shares.

(f)            Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the organizational documents of the Company or its Subsidiaries or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company or its Subsidiaries is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound or to which any of the Company’s or its Subsidiaries’ assets are subject. There is no action, suit or proceeding, pending or threatened against the Company or its Subsidiaries that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

(g)           Registrable Securities. The Ordinary Shares to be acquired by the Purchaser hereunder are “Registrable Securities” under the Amended and Restated Shareholders Agreement dated as of July 1, 2020 entered into by and between the Company and certain other parties thereto, as duly amended pursuant to the procedure set forth therein.

(h)           Consents and Approvals. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor the performance by the Company of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

(i)            Compliance with Laws. The business of the Company or its Subsidiaries is not being conducted in violation of any law or government order applicable to the Company and its Subsidiaries except for violations that do not and would not have a Material Adverse Effect (as defined below).

(j)            SEC Filings. Prior to the Closing, the Registration Statement, as supplemented or amended, shall have been declared effective by the SEC. The Registration Statement, including the prospectus therein, conforms and will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder and does not, as of the date hereof, and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(k)           Financial Statements. The financial statements included in the Registration Statement, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the SEC and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved.

(l)            Regulation S. No directed selling efforts (as defined in Rule 902 of Regulation S under the Securities Act) have been made by any of the Company, any of its affiliates or any person acting on its behalf with respect to any Purchased Shares that are not registered under the Securities Act; and none of such persons has taken any actions that would result in the sale of the Purchased Shares to the Purchaser under this Agreement requiring registration under the Securities Act; and the Company is a “foreign issuer” (as defined in Regulation S).

(m)          Events Subsequent to Most Recent Fiscal Period. Since March 31, 2020 until the date hereof and to the Closing Date, there has not been any event, fact, circumstance or occurrence that has had or would reasonably be expected to have a Material Adverse Effect. As used herein, “Material Adverse Effect” shall mean any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on (i) the financial condition, assets, liabilities, results of operations, business, or operations of the Company or its Subsidiaries taken as a whole, except to the extent that any such Material Adverse Effect results from (x) changes in generally accepted accounting principles that are generally applicable to comparable companies or (y) changes in general economic and market conditions; or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement.

(n)           Litigation. Except as disclosed in the Registration Statement, there are no actions by or against the Company or its Subsidiaries or affecting the business or any of the assets of the Company or its Subsidiaries pending before any governmental authority, or, to the Company’s knowledge, threatened to be brought by or before any governmental authority, that has had or would reasonably be expected to have a Material Adverse Effect.

(o)           Information. No representation or warranty by the Company in this Agreement and no information or materials provided to the Purchaser in writing or orally by the Company, each of its Subsidiaries and their respective representatives, agents or professional advisers in connection with the negotiation or execution of this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading. Except as set forth in this Agreement or the Registration Statement, there is no material fact in connection with the materials and information the Purchaser has requested relating to the Company and its Subsidiaries and other due diligence documents in order to evaluate the transactions contemplated that the Company has not disclosed to the Purchaser.

Section 2.2            Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants, to the Company as follows:

(a)           Due Formation. The Purchaser is duly formed, validly existing and in good standing in the jurisdiction of its organization. The Purchaser has all requisite power and authority to carry on its business as it is currently being conducted.

(b)           Authority. The Purchaser has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Purchaser of this Agreement and any agreements, certificates, documents and instruments to be executed and delivered by the Purchaser pursuant to this Agreement, and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite actions on its part.

(c)           Valid Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)           Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the organizational documents of the Purchaser or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Purchaser is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the Purchaser’s assets are subject, in each case of the foregoing (i) and (ii), in such a manner that would materially and adversely affect the Purchaser’s ability to consummate the transactions contemplated hereby. There is no action, suit or proceeding, pending or threatened against the Purchaser that questions the validity of this Agreement or the right of the Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby.

(e)           Consents and Approvals. Neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of any of the transactions contemplated hereby, nor the performance by the Purchaser of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

(f)            Status and Investment Intent.

(i)            Experience. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in its Purchased Shares. The Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii)           Purchase Entirely for Own Account. The Purchaser is acquiring its Purchased Shares for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. The Purchaser does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of the Purchased Shares in violation of the Securities Act or any other applicable state securities law.

(iii)          Solicitation. The Purchaser (x) was not identified or contacted through the marketing of the Offering and (y) did not contact the Company as a result of any general solicitation or directed selling efforts in the United States.

(iv)          Investment Experience. The Purchaser is a sophisticated purchaser with access to its own advisers as to the financial, tax, legal and related matters concerning an investment in the Purchase Shares, and it understands the nature of an investment in the Company and the risks associated with such an investment.

(v)           Not U.S. Person. The Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S.

(vi)          Offshore Transaction. The Purchaser has been advised and acknowledges that in issuing Purchased Shares to the Purchaser pursuant hereto, the Company is relying upon the exemption from registration provided by Regulation S. The Purchaser is acquiring its Purchased Shares in an offshore transaction in reliance upon the exemption from registration provided by Regulation S.

(vii)         FINRA. The Purchaser does not, directly or indirectly, own more than five per cent of the outstanding common stock (or other voting securities) of any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a holding company for a FINRA member, and is not otherwise a “restricted person” for the purposes of the Free-Riding and Withholding Interpretation of FINRA.

ARTICLE III

COVENANTS

Section 3.1            Lock-up. The Purchaser shall, at the request of the Company prior to the Closing, enter into a lock-up agreement (the “Lock-up Agreement”) in the form set forth in Exhibit A hereto.

Section 3.2            Distribution Compliance Period. The Purchaser agrees not to resell, pledge or transfer any Purchased Shares within the United States or to any U.S. Person, as each of those terms is defined in Regulation S, during the 40 days following the Closing Date.

Section 3.3            Further Assurances.  From the date of this Agreement until the Closing Date, the Company and the Purchaser shall use their reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby.

ARTICLE IV

INDEMNIFICATION

Section 4.1            Indemnification. The Company (the “Indemnifying Party”) shall indemnify and hold the Purchaser and its directors, officers, employees, advisors and agents (collectively, the “Indemnified Party”) harmless from and against any losses, claims, damages, fines, expenses and liabilities of any kind or nature whatsoever, including but not limited to any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding, and any taxes or levies that may be payable by such person by reason of the indemnification of any indemnifiable loss hereunder (collectively, “Losses”) resulting from or arising out of: (a) the breach of any representation or warranty of the Indemnifying Party contained in this Agreement or in any schedule or exhibit hereto; or (b) the violation or nonperformance, partial or total, of any covenant or agreement of the Indemnifying Party contained in this Agreement for reasons other than gross negligence or willful misconduct of such Indemnified Party. In calculating the amount of any Losses of an Indemnified Party hereunder, there shall be subtracted the amount of any insurance proceeds and third-party payments received by the Indemnified Party with respect to such Losses, if any.

Section 4.2            Third Party Claims.

(a)           If any third party shall notify any Indemnified Party in writing with respect to any matter involving a claim by such third party (a “Third Party Claim”) which such Indemnified Party believes would give rise to a claim for indemnification against the Indemnifying Party under this Article IV, then the Indemnified Party shall promptly (i) notify the Indemnifying Party thereof in writing within thirty (30) days of receipt of notice of such claim and (ii) transmit to the Indemnifying Party a written notice (“Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), and the basis of the Indemnified Party’s request for indemnification under this Agreement.

(b)           Upon receipt of a Claim Notice with respect to a Third Party Claim, the Indemnifying Party shall have the right to assume the defense of any Third Party Claim by, within (30) days of receipt of the Claim Notice, notifying the Indemnified Party in writing that the Indemnifying Party elects to assume the defense of such Third Party Claim, and upon delivery of such notice by the Indemnifying Party, the Indemnifying Party shall have the right to fully control and settle the proceeding, provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnified Party.

(c)           If requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including the making of any related counterclaim against the person asserting the Third Party Claim or any cross complaint against any person. The Indemnified Party shall have the right to receive copies of all pleadings, notices and communications with respect to any Third Party Claim, other than any privileged communications between the Indemnifying Party and its counsel, and shall be entitled, at its sole cost and expense, to retain separate co-counsel and participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to Section 4.2(b).

(d)           In the event of a Third Party Claim for which the Indemnifying Party elects not to assume the defense or fails to make such an election within the 30 days of the Claim Notice, the Indemnified Party may, at its option, defend, settle, compromise or pay such action or claim at the expense of the Indemnifying Party; provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

Section 4.3            Other Claims. In the event any Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, the Indemnified Party’s best estimate of the amount of Losses attributable to such claim and the basis of the Indemnified Party’s request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim.

Section 4.4            Cap. Notwithstanding the foregoing, except in cases involving fraud, intentional misconduct or gross negligence on the part of the Indemnifying Party, the Indemnifying Party shall have no liability (for indemnification or otherwise) with respect to any Losses in excess of the applicable Purchase Price.

ARTICLE V

MISCELLANEOUS

Section 5.1            Survival of the Representations and Warranties. All representations and warranties made by any Party shall survive for two years and shall terminate and be without further force or effect on the second anniversary of the date hereof, except as to (i) any claims thereunder which have been asserted in writing pursuant to Section 4.1 against the Party making such representations and warranties on or prior to such second anniversary, and (ii) the Company’s representations contained in Section 2.1(a), (b), (c), (d) and (e) hereof, each of which shall survive indefinitely.

Section 5.2            Governing Law; Arbitration. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. There shall be three arbitrators. Each Party has the right to appoint one arbitrator and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. The seat of arbitration shall be Hong Kong. Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

Section 5.3            Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties.

Section 5.4            Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the Purchaser, the Company, and their respective heirs, successors and permitted assigns.

Section 5.5            Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Purchaser without the express written consent of the other Party, except that a Purchaser may assign all or any part of its rights and obligations hereunder to any affiliate of the Purchaser without the consent of the Company, provided that no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 5.6            Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the Party to whom notice is to be given, on the date sent if sent by telecopier, tested telex or prepaid telegram, on the next business day following delivery to Federal Express properly addressed or on the day of attempted delivery by the U.S. Postal

Service if mailed by registered or certified mail, return receipt requested, postage paid, and properly addressed as follows:

If to the Company, at:	8th Floor, Lianluo Building, 10 Wangjing Street, Chaoyang District, Beijing, People’s Republic of China E-mail: ********** Attn: **********

If to the Purchaser, at:	Tower BC, Hengjiweiye Plaza (Hengdian Plaza), No.4 Wangjing East Road, Chaoyang District, Beijing, People’s Republic of China (北京市朝阳区望京东路4号恒基伟业大厦(恒电大厦)BC座) E-mail: ********** Attn: **********

Any Party may change its address for purposes of this Section 5.6 by giving the other Party written notice of the new address in the manner set forth above.

Section 5.7            Entire Agreement. This Agreement together with the Lock-up Agreement constitutes the entire understanding and agreement between the Parties with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by such agreements.

Section 5.8            Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 5.9            Fees and Expenses. Except as otherwise provided in this Agreement, the Company and the Purchaser will bear their respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including fees and expenses of attorneys, accountants, consultants and financial advisors.

Section 5.10          Confidentiality. Each Party shall keep in confidence, and shall not use (except for the purposes of the transactions contemplated hereby) or disclose, any non-public information disclosed to it or its affiliates, representatives or agents in connection with this Agreement or the transactions contemplated hereby. Each Party shall ensure that its affiliates, representatives and agents keep in confidence, and do not use (except for the purposes of the transactions contemplated hereby) or disclose, any such non-public information.

Section 5.11          Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 5.12          Termination. In the event that the Closing shall not have occurred by June, 30, 2021, the Company or either Purchaser (with respect to itself) may terminate this Agreement with no further force or effect, except for the provisions of Article V, which shall survive any termination under this Section 5.12, provided that no Party who is then in a material breach of this Agreement shall not be entitled to terminate this Agreement.

Section 5.13          Description of Purchaser.

(a)           The Company shall afford the Purchaser a reasonable opportunity to review and comment on any description of the Purchaser and the transactions contemplated by this Agreement with respect to the Purchaser that is to be included in the Registration Statement filed after the date hereof.

(b)           The Purchaser hereby consents and undertakes to promptly provide a description of its organization and business activities to the Company (the “Purchaser Description”) to be used solely in the Registration Statement and the prospectus therein, and hereby represents that its Purchaser Description will be true and accurate in all material respects and will not be misleading in any material respect.

(c)           The Purchaser hereby agrees and consents to the use of and references to its name, the inclusion of Purchaser Description, the disclosure of the transactions contemplated under this Agreement and the filing of this Agreement as an exhibit to the Registration Statement and other SEC filings, marketing materials and other publicity materials in connection with the Offering.

(d)           The Purchaser acknowledges that the Company will rely upon the truth and accuracy of its Purchaser Description, and it agrees to notify the Company promptly in writing if any of the content contained therein ceases to be accurate and complete or becomes misleading.

Section 5.14          Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 5.15          Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

Section 5.16          No Waiver. Except as specifically set forth herein, the rights and remedies of the parties to this Agreement are cumulative and not alternative. No failure or delay on the part of any Party in exercising any right, power or remedy under this Agreement will operate as a waiver of such right, power or remedy, and no single or partial exercise of any such right, power or remedy will preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Li Auto Inc.

By:	/s/ Xiang Li
Name:	Xiang Li
Title:	Director

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Inspired Elite Investments Limited

By:	/s/ Shaoyun Chen
Name:	Shaoyun Chen
Title:	Director

[Signature Page to Share Subscription Agreement]

Schedule A

Authorized Share Capital

As of the date hereof, the authorized share capital of Li Auto Inc. is US$500,000 divided into (i) 3,598,398,645 Class A Ordinary Shares, of which 141,083,452 Class A Ordinary Shares have been reserved for issuance to officers, directors, or employees of the Company, (ii) 240,000,000 Class B Ordinary Shares, (iii) 50,000,000 Series Pre-A Preferred Shares, (iv) 129,409,092 Series A-1 Preferred Shares, (v) 126,771,562 Series A-2 Preferred Shares, (vi) 65,498,640 Series A-3 Preferred Shares, (vii) 115,209,526 Series B-1 Preferred Shares, (viii) 55,804,773 Series B-2 Preferred Shares, (ix) 119,950,686 Series B-3 Preferred Shares, (x) 267,198,535 Series C Preferred Shares, and (xi) 231,758,541 Series D Preferred Shares.

Issued and Outstanding Shares

As of the date hereof, (i) 15,000,000 Class A Ordinary Shares, (ii) 240,000,000 Class B Ordinary Shares, (iii) 50,000,000 Series Pre-A Preferred Shares, (iv) 129,409,092 Series A-1 Preferred Shares, (v) 126,771,562 Series A-2 Preferred Shares, (vi) 65,498,640 Series A-3 Preferred Shares, (vii) 115,209,526 Series B-1 Preferred Shares, (viii) 55,804,773 Series B-2 Preferred Shares, (ix) 119,950,686 Series B-3 Preferred Shares, (x) 267,198,535 Series C Preferred Shares, and (xi) 231,758,541 Series D Preferred Shares of Li Auto Inc. are issued and outstanding.

Exhibit A

Lock-up Agreement

FORM OF LOCK-UP LETTER

[•], 2020

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

United States

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019,

United States

China International Capital Corporation Hong Kong Securities Limited

29th Floor, One International Finance Centre

1 Harbour View Street

Central, Hong Kong

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs (Asia) L.L.C., Morgan Stanley & Co. LLC, UBS Securities LLC and China International Capital Corporation Hong Kong Securities Limited (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Li Auto Inc., an exempted company incorporated in the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of American Depositary Shares (“ADSs”) representing Class A ordinary shares, par value US$0.0001 per share, of the Company (the “Ordinary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Lock-up Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or (2) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs or Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives. The foregoing sentence shall not apply to (a) transactions relating to ADSs, Ordinary Shares or other securities acquired in the Public Offering or in open market transactions after the completion of the Public Offering, (b) transfers of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares as a bona fide gift, or through will or intestacy, (c) distributions or tender of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares to limited partners or shareholders or affiliates (within the meaning set forth in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended) of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under the Exchange Act, reporting a reduction in beneficial ownership of ADSs or Ordinary Shares, shall be required or shall be voluntarily made during the Lock-up Period, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Ordinary Shares, provided that (i) such plan does not provide for the transfer of ADSs or Ordinary Shares during the Lock-up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ADSs or Ordinary Shares may be made under such plan during the Lock-up Period, (e) transfers of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares to the immediate family of the undersigned, any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or to any entity beneficially owned and controlled by the undersigned or any immediate family member of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (f) the Public Offering based on the mutual agreement by and among the undersigned, the Company and the Underwriters, or (g) transfers of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares to the Company (i) upon the exercise or settlement of options, restricted stock units or warrants that were granted pursuant to an option plan, incentive plan or stock purchase plan described in the Prospectus to purchase the Company’s securities to the extent permitted by the instruments representing such options or warrants and provided that any and all Ordinary Shares or ADSs issued or transferred because of such exercise will be held by the undersigned subject to the terms of this Agreement or by the Company subject to lock-up restrictions as provided in the Underwriting Agreement  or (ii) in connection with the repurchase by the Company pursuant to a repurchase right arising upon the termination of the undersigned’s employment with the Company for a purchase price specified in an agreement existing on the date hereof. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Lock-up Period, make any demand for or exercise any right with respect to, the registration of any shares of ADSs or Ordinary Shares or any security convertible into or exercisable or exchangeable for ADSs or Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s ADSs or Ordinary Shares except in compliance with the foregoing restrictions. For purposes of this Lock-Up Letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed ADSs the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of ADSs or Ordinary Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This letter shall terminate and the undersigned shall be released from its obligations hereinabove on the earlier of (i) the date the Company advises the Representatives in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering (ii) November 31, 2020, if the Underwriting Agreement shall not have been signed by that date, (iii) the date of termination of the Underwriting Agreement before the closing of the Public Offering, or (iv) December 31, 2020, if the closing of the Public Offering has not occurred by that date.

This Agreement is governed by, and to be construed in accordance with the laws of the State of New York.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing (and indicate capacity of person signing, if signing as custodian, trustee, or on behalf of an entity)

Printed Address of Holder